Exhibit 12(b)
I, James Ross, President and Principal Executive Officer, and I, Gary L. French, Treasurer and Principal Financial Officer, of SPDR® Series Trust (the “Trust”) each certify that:
1. This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ James Ross James Ross
President and Principal Executive Officer

Date:	September 8, 2010

By:	/s/ Gary L. French Gary L. French
Treasurer and Principal Financial Officer

Date:	September 8, 2010